Exhibit 10.54
EXECUTION COPY
FOURTH AMENDMENT
TO THE
MASTER RECEIVABLES PURCHASE AGREEMENT

THIS FOURTH AMENDMENT TO THE MASTER RECEIVABLES PURCHASE AGREEMENT, dated as of November 28, 2014 (this “Amendment”), is entered into by and among T-MOBILE AIRTIME FUNDING LLC, a Delaware limited liability company, as funding seller (the “Funding Seller”), BILLING GATE ONE LLC, a Delaware limited liability company, as purchaser (the “Purchaser”), LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE, a public law corporation incorporated under the laws of Germany, as bank purchasing agent and a bank purchaser (the “Bank Purchasing Agent”), T-MOBILE PCS HOLDINGS LLC, a Delaware limited liability company, as servicer (the “Servicer”), and T-MOBILE US, INC., a Delaware corporation, as performance guarantor (the “Performance Guarantor” or “TMUS”). Capitalized terms used and not otherwise defined herein are used as defined in the Agreement (as defined below).
WHEREAS, the Funding Seller, the Purchaser, the Bank Purchasing Agent, the Servicer and the Performance Guarantor are parties to that certain Master Receivables Purchase Agreement, dated as of February 26, 2014, as amended by that certain Omnibus Amendment to the Master Receivables Purchase Agreement and Fee Letter, dated as of April 11, 2014, that certain Second Amendment to the Master Receivables Purchase Agreement, dated as of June 12, 2014, and that certain Third Amendment to the Master Receivables Purchase Agreement, dated as of September 29, 2014 (collectively, the “Agreement”); and
WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.    Amendments to Section 1.1. Effective as of the date hereof, Section 1.1 of the Agreement shall be amended as follows:

A.	The respective definitions therein of the terms “Excess Level 3 Amount” and “Excess Level 3 Excess Amount” shall be deleted and replaced with the following definitions:
“Excess Level 3A Amount” has the meaning specified in Section 5.3(b)(v).
“Excess Level 3A Excess Amount” has the meaning specified in Section 5.3(c)(v).

B.	The definition therein of the term “Funding Limit” shall be amended and restated in its entirety to read as follows:

NY-1145680 v7

“Funding Limit” means:
(A)    as of the Closing Date, $500,000,000; and

(B)	on and after the occurrence of the Amendment Effective Date, $640,000,000;
as the same may be increased pursuant to Section 2.13 or decreased pursuant to Section 2.14.

C.	The definition therein of the term “KfW Guarantee” shall be deleted and replaced with the following definitions:
“KfW Guarantees” means, collectively, the KfW First Amended and Restated Level 3 Guarantee and the KfW Level 3A Guarantee.
“KfW First Amended and Restated Level 3 Guarantee” means that certain guarantee provided by KfW to the Bank Purchasers on March 3, 2014, as amended and restated on the Amendment Effective Date and as may be further amended, supplemented or otherwise modified from time to time.
“KfW Level 3A Guarantee” means that certain guarantee provided by KfW to the Bank Purchasers on the Amendment Effective Date, as the same may be amended, supplemented or otherwise modified from time to time.

D.	The definition therein of the term “Maximum Sales Amount Increase Date” shall be amended and restated in its entirety to read as follows:
“Maximum Sales Amount Increase Date” means the Amendment Effective Date.

E.	The definition therein of the term “Transaction Documents” shall be amended by replacing the term “KfW Guarantee” with the term “KfW Guarantees”.

F.	The following definitions shall be added thereto in the appropriate alphabetical order:
“Amendment Effective Date” means November 30, 2014.
“Commingling Loss” has the meaning set forth in Section 5.6.
“Designated November 2014 Receivable” means a receivable originated by either of the November 2014 Joining Originators in November 2014 on or before the Amendment Effective Date.

“Level 3A Maximum Amount” means, for any Settlement Date, the following amount, as may be adjusted from time to time in accordance with the terms hereof: (a) $40,000,000 minus (b) the sum of the amounts by which the Level 3A Maximum Amount was required to be reduced (whether or not such amounts were actually paid) pursuant to Section 5.3(b)(iv) and Section 5.3(c)(iv) on all prior Settlement Dates plus (c) the aggregate amount of all Recoveries paid to the Funding Seller and the Purchaser pursuant to Section 5.4(iii) on such Settlement Date and all prior Settlement Dates.
“November 2014 Joining Originators” means the November 2014 Joining Sellers, as such term is defined in the Conveyancing Agreement.

G.	Clauses (v) and (vi) of the definition therein of the term “Level 4 Reserve Percentage” shall be amended and restated in their entirety to read as follows:
(v) with respect to the December 2014 Settlement Date, (A) as it relates to the Collection Period Batch for the August 2014 Collection Period, 3.86%, and (B) as it relates to the Collection Period Batches for the September 2014 Collection Period, the October 2014 Collection Period and the November 2014 Collection Period, 4.21%, and (vi) with respect to the January 2015 Settlement Date and all subsequent Settlement Dates thereafter, 4.21%

H.	The definition therein of the term “Originator” shall be amended and restated in its entirety to read as follows:
“Originator” means each of the parties to the Conveyancing Agreement as “Sellers” thereunder (as such term is defined therein) from time to time.

I.	The definition therein of the term “Purchased Receivables” shall be amended by adding the following sentence at the end thereof:
For the avoidance of doubt, on and after the Amendment Effective Date, the term “Purchased Receivable” shall be interpreted to include any and all Designated November 2014 Receivables deemed to have been sold, transferred, assigned, set over or otherwise conveyed to the Purchaser pursuant to Section 2.1(b), as amended as of the Amendment Effective Date.
SECTION 2.    Amendment to Section 2.1(b). Effective as of the date hereof, Section 2.1(b) of the Agreement shall be amended and restated as follows:

(b)    Except as provided in the immediately succeeding sentence, after the Closing Date, on each Business Day prior to the Facility Termination Date, all of the Funding Seller’s right, title and interest in and to all newly created Receivables and associated Related Rights that the Funding Seller, immediately prior to the sales contemplated hereunder, acquires from the Initial Purchaser on each such Business Day pursuant to the terms of the Contribution Agreement, shall be, and hereby are, sold, transferred, assigned, set over and otherwise conveyed to the Purchaser without any further action by the Funding Seller or any other Person. Notwithstanding any of the foregoing, on the Amendment Effective Date and solely with respect to Designated November 2014 Receivables and associated Related Rights, all of the Funding Seller’s right, title and interest in and to such Designated November 2014 Receivables and associated Related Rights that the Funding Seller, immediately prior to the sales contemplated hereunder, acquires from the Initial Purchaser on the Amendment Effective Date pursuant to the terms of the Contribution Agreement, shall be, and hereby are, sold, transferred, assigned, set over and otherwise conveyed to the Purchaser without any further action by the Funding Seller or any other Person; and, in connection with the foregoing, the parties hereto, for all purposes, shall account for each Designated November 2014 Receivable as if it had been sold by the applicable November 2014 Joining Originator (and further conveyed to the Purchaser pursuant to the Transaction Documents) on the date it was originated.
SECTION 3.    Amendment to Section 2.8. Effective as of the date hereof, Section 2.8 of the Agreement shall be amended by renumbering subsections (b) and (c) thereof as subsections (c) and (d), respectively, and inserting the following text as new subsection (b):

(b)
On or before the Amendment Effective Date, the Funding Seller shall cause to be filed, with respect to each November 2014 Joining Originator, with the Secretary of State of the state in which such November 2014 Joining Originator is organized or otherwise “located” for purposes of the UCC:

(i)	a UCC financing statement naming such November 2014 Joining Originator as debtor and the Initial Purchaser as secured party;

(ii)	a UCC financing statement amendment assigning such financing statement to the Funding Seller;

(iii)	a UCC financing statement amendment assigning such amended financing statement to the Purchaser; and

(iv)	a UCC financing statement amendment assigning such amended financing statement to the Bank Purchasing Agent;
in each case as may be necessary or desirable under the UCC in order to perfect the respective interests of the Purchaser and the Bank Purchasing

Agent in the Receivables sold, or purported to be sold, by the Funding Seller to the Purchaser hereunder.
SECTION 4.    Amendments respecting Section 5.3(b). Effective as of the date hereof, Section 5.3(b) of the Agreement shall be amended as follows:

A.	Clauses (iv) and (v) thereof shall be renumbered as clauses (v) and (vi), respectively, thereof and the following text shall be inserted as new clause (iv) thereof:
(iv) FOURTH, until the Level 3A Maximum Amount is reduced to zero: (A) the Funding Seller shall deposit to the Collection Account (for application pursuant to Section 2.7 on such date) an amount equal to the amount by which the Immediate Write-Off Amount for such Settlement Date exceeds the sum of the amount to be borne by the Funding Seller pursuant to clause FIRST above, the amount deposited by the Purchaser pursuant to clause SECOND above, the amount deposited by the Funding Seller pursuant to subclause (A) of clause THIRD above, and the amount deposited by the Purchaser pursuant to subclause (B) of clause THIRD above; and (B) upon the making of such payment, the Level 3A Maximum Amount shall be reduced by an amount equal to the sum of the deposit made pursuant to subclause (A) of this clause FOURTH on such Settlement Date;

B.
After giving effect to the renumbering effected pursuant to the preceding clause of this Amendment, clauses (v) and (vi) of Section 5.3(b) of the Agreement shall be amended and restated in their entirety to read as follows:

(v)    FIFTH, if the Immediate Write-Off Amount for such Settlement Date shall be greater than the aggregate amount of the allocations made pursuant to clauses FIRST, SECOND, THIRD and FOURTH of this Section 5.3(b) on such Settlement Date (the “Excess Level 3A Amount”), the Servicer shall deposit Collections in the Collection Account in an amount equal to the lesser of the (A) the Level 4 Reserve Amount and (B) the Excess Level 3A Amount, and the Level 4 Reserve Amount shall be reduced by the amount of such deposit on such Settlement Date; and
(vi)    SIXTH, if the Immediate Write-Off Amount for such Settlement Date shall be greater than the aggregate amount of the allocations made pursuant to clauses FIRST, SECOND, THIRD, FOURTH and FIFTH of this Section 5.3(b) on such Settlement Date, the Purchaser shall then reduce the Funded Amount by the amount of such excess.

C.
The definition of the term “Level 4 Reserve Amount” in Section 1.1 of the Agreement and each of Sections 2.7(b)(vii), 5.4(i) and 5.4(ii) of the Agreement shall be amended by replacing each reference therein to Section 5.3(b)(v) with a reference to Section 5.3(b)(vi) and each reference therein to Section 5.3(b)(iv) with a reference to Section 5.3(b)(v).

SECTION 5.    Amendments respecting Section 5.3(c). Effective as of the date hereof, Section 5.3(c) of the Agreement shall be amended as follows:

A.	Clauses (iv) and (v) thereof shall be renumbered as clauses (v) and (vi), respectively, thereof and the following text shall be inserted as new clause (iv) thereof:
(iv) FOURTH, until the Level 3A Maximum Amount is reduced to zero and taking into account any reduction of the Level 3A Maximum Amount made on such Settlement Date pursuant to clause FOURTH of Section 5.3(b) above: (A) the Funding Seller shall bear losses in an amount equal to the amount by which the Aged Receivables Write-Off Amount for such Settlement Date exceeds the sum of the amount to be borne by the Funding Seller pursuant to clause FIRST above, the amount deposited by the Purchaser pursuant to clause SECOND above, the amount deposited by the Purchaser pursuant to subclause (A) of clause THIRD above, and the amount to be borne by the Funding Seller pursuant to subclause (B) of clause THIRD above; it being understood (for the avoidance of doubt) that no payment by the Funding Seller shall be required to give effect to the allocation of Write-Offs to the Funding Seller pursuant to this clause FOURTH; and (B) the Level 3A Maximum Amount shall be reduced by an amount equal to the amount of losses borne by the Funding Seller pursuant to this clause FOURTH;

B.
After giving effect to the renumbering effected pursuant to the preceding clause of this Amendment, clauses (v) and (vi) of Section 5.3(c) of the Agreement shall be amended and restated in their entirety to read as follows:

(v)    FIFTH, until the Level 4 Reserve Amount is reduced to zero and taking into account any reduction of the Level 4 Reserve Amount made on such Settlement Date pursuant to clause FIFTH of Section 5.3(b) above, if the Aged Receivables Write-Off Amount for such Settlement Date shall be greater than the aggregate amount of the allocations made pursuant to clauses FIRST, SECOND, THIRD and FOURTH of this Section 5.3(c) on such Settlement Date (the “Excess Level 3A Excess Amount”), the Servicer shall deposit Collections in the Collection Account in an amount equal to the lesser of the (A) the Level 4 Reserve Amount and (B) the Excess Level 3A Excess Amount, and the

Level 4 Reserve Amount shall be reduced by the amount of such deposit on such Settlement Date; and
(vi)    SIXTH, the Purchaser shall pay directly to the Funding Seller an amount equal to the excess, if any, of the Aged Receivables Write-Off Amount for such Settlement Date over the aggregate amount of the allocations made pursuant to clauses FIRST, SECOND, THIRD, FOURTH and FIFTH of this Section 5.3(c) on such Settlement Date.

C.
The definition of the term “Level 4 Reserve Amount” in Section 1.1 of the Agreement and each of Sections 5.4(i) and 5.4(ii) of the Agreement shall be amended by replacing each reference therein to Section 5.3(c)(v) with a reference to Section 5.3(c)(vi) and each reference therein to Section 5.3(c)(iv) with a reference to Section 5.3(c)(v).

SECTION 6.    Further Amendments to Section 5.4. Effective as of the date hereof, Section 5.4 of the Agreement shall be amended as follows:

A.	Clauses (iii), (iv) and (v) thereof shall be renumbered as clauses (iv), (v) and (vi), respectively, thereof and the following text shall be inserted as new clause (iii) thereof:
(iii) THIRD, to the Funding Seller, up to the aggregate of the amounts, if any, payable by the Funding Seller pursuant to Sections 5.3(b)(iv) and 5.3(c)(iv) with respect to any Batch on such Settlement Date and all prior Settlement Dates, whereupon the Level 3A Maximum Amount shall be increased by the aggregate amount so paid to the Funding Seller;

B.
After giving effect to the renumbering effected pursuant to the preceding clause of this Amendment, clauses (iv) and (v) of Section 5.4 of the Agreement shall be amended and restated in their entirety to read as follows:

(iv)    FOURTH, ratably and pari passu, (A) 85% to the Funding Seller and (B) 15% to the Purchaser up to the aggregate of the amounts, if any, payable by the Funding Seller and the Purchaser pursuant to Sections 5.3(b)(iii) and 5.3(c)(iii) with respect to any Batch on such Settlement Date and all prior Settlement Dates, whereupon the Level 3 Maximum Amount shall be increased by the aggregate amount so paid to the Purchaser and the Funding Seller;
(v)    FIFTH, to the Purchaser, up to the aggregate of (A) the amounts, if any, by which the Discount Ledger Balance was required to be reduced pursuant to Section 5.3(b)(ii) and (B) the amounts, if any, payable by the Purchaser to the Funding Seller pursuant to Section 5.3(c)(ii), if any, with respect to any Batch on such Settlement Date and all prior Settlement Dates, whereupon the Bank Purchasing Agent shall be obligated to increase the Discount Ledger Balance by the amount so paid to the Purchaser); and

C.	The definition of the term “Level 3 Maximum Amount” in Section 1.1 of the Agreement shall be amended by replacing the reference therein to Section 5.4(iii) with a reference to Section 5.4(iv).
SECTION 7.    Amendment to Section 5.5(c). Effective as of the date hereof, Section 5.5(c) of the Agreement shall be amended and restated in its entirety to read as follows:
(c)    The Funding Seller may, no more frequently than twice per calendar year, submit a written request to the Bank Purchasing Agent, requesting a change in the Discount Rate, the Maximum Mandatory Repurchase Percentage, the Level 3 Maximum Amount, the Level 3A Maximum Amount or the Level 4 Reserve Percentage, or any combination thereof, in order to adjust for changes in the credit quality of the Purchased Receivables and the history and magnitude of write-offs made with respect thereto; provided, however, that (A) any such changes shall be effective as of the first day of a Collection Period and shall be prospective only, and (B) no such changes shall cause the total credit support available to cover losses in accordance with Sections 5.3(b)(i)-(v) and 5.3(c)(i)-(v) (without taking into account the Discount Ledger Balance) to be less protective than such total credit support immediately prior to giving effect to the requested changes, (C) as a condition to any increase in the Level 3 Maximum Amount to an amount in excess of $50,000,000, the Funding Seller shall provide collateral in an amount no less than 85% of such excess in form and substance, and subject to documentation in form and substance, satisfactory to the Bank Purchasing Agent, in order to secure the Funding Seller’s obligations under Sections 5.6(a)(i) and 5.6(a)(iii), and (D) as a condition to any increase in the Level 3A Maximum Amount to an amount in excess of $40,000,000, the Funding Seller shall provide collateral in an amount no less than 100% of such excess in form and substance, and subject to documentation in form and substance, satisfactory to the Bank Purchasing Agent, in order to secure the Funding Seller’s obligations under Sections 5.6(a)(ii) and 5.6(a)(iii). Any such requested change shall be accepted or rejected by the Bank Purchasing Agent within 5 Business Days following the Reporting Date that next follows the receipt of such request. For the avoidance of doubt, the prospective changes to the Discount Rate and Level 4 Reserve Percentage that may occur pursuant to Sections 5.5(a) and 5.5(b) shall not constitute or trigger changes to such rates pursuant to this Section 5.5(c).
SECTION 8.    Amendment to Section 5.6. Effective as of the date hereof, Section 5.6 of the Agreement shall be amended and restated in its entirety to read as follows:
5.6    KfW Guarantees.

(a)
The parties hereto acknowledge and agree that the Bank Purchasing Agent shall be entitled to make a demand on behalf of the Bank Purchasers under the KfW Guarantees under the following circumstances and in the following amounts.

(i)
If, on any Settlement Date, the Funding Seller fails to make all or any portion of the deposit to the Collection Account that was required to be made by it pursuant to Section 5.3(b)(iii), then, on or after such Settlement Date, the Bank Purchasing Agent shall be permitted to make a draw under the KfW First Amended and Restated Level 3 Guarantee, to the extent that there shall be availability thereunder, in an amount equal to the amount that the Funding Seller shall have failed to so deposit to the Collection Account.

(ii)
If, on any Settlement Date, the Funding Seller fails to make all or any portion of the deposit to the Collection Account that was required to be made by it pursuant to Section 5.3(b)(iv), then, on or after such Settlement Date, the Bank Purchasing Agent shall be permitted to make a draw under the KfW Level 3A Guarantee, to the extent that there shall be availability thereunder, in an amount equal to the amount that the Funding Seller shall have failed to so deposit to the Collection Account.

(iii)
If, on any Settlement Date, (I) the Servicer shall fail to deposit any of the Collections into the Collection Account, as required under this Agreement, and such Collections shall have been commingled with other funds of the Servicer or any other member of the T-Mobile Group and (II) as a direct result of such failure and commingling, such Collections are not readily identifiable and any of the Bank Purchasers suffers a loss (any such loss is referred to herein as a “Commingling Loss”), then, on or after such Settlement Date:

(A)	the Bank Purchasing Agent shall be permitted to make a draw under one or both of the KfW Guarantees (in accordance with subparagraph (B) below) in an amount equal to the excess of:

(x)
the sum of the amounts that the Funding Seller would have been required to deposit to the Collection Account pursuant to Sections 5.3(b)(iii) and 5.3(b)(iv) if the Commingling Loss for such Settlement Date had been added to and included in the determination of the Immediate Write-Off Amount for such Settlement Date; over

(y)	the sum of the amounts that the Funding Seller was actually required to deposit to the Collection Account pursuant to Sections 5.3(b)(iii) and 5.3(b)(iv) on such Settlement Date; and

(B)
unless otherwise directed by the Bank Purchasing Agent, such draw shall be made, first, under the KfW Level 3A Guarantee to the extent that there shall be availability thereunder and, second, under the KfW First Amended and Restated Level 3 Guarantee to the extent that there shall be availability thereunder.

For the avoidance of doubt, a draw permitted to be made under any of the foregoing clauses (i) through (iii) shall be in addition to, and shall not be an alternative to, a draw permitted to be made under any other such clause.

(b)
The Bank Purchasing Agent shall specify in the related demand notice provided to KfW under the applicable KfW Guarantee the amount of the proceeds thereof that shall be due to each Bank Purchaser and shall provide a copy of such demand notice to the Purchaser.

The provisions of this Section 5.6 shall not be construed to limit in any way the provisions of the KfW Guarantees themselves.
SECTION 9.    Amendment to Section 11.4(s). Effective as of the date hereof, Section 11.4(s) of the Agreement shall be amended by replacing the phrase “the KfW Guarantee” with the phrase “either of the KfW Guarantees”.
SECTION 10.    Amendment to Section 11.4(u). Effective as of the date hereof, clause (ii) of Section 11.4(u) of the Agreement shall be amended and restated in its entirety to read as follows:
(ii)    the sum of (A) the Mandatory Repurchase Reserve for all Batches on such Settlement Date, (B) the product of the Discount Rate and the Settlement Date Receivables Balance, (C) the Level 3 Maximum Amount on such Settlement Date, (D) the Level 3A Maximum Amount on such Settlement Date, (E) the Level 4 Reserve Amount for such Settlement Date and (F) the Discount Ledger Balance for such Settlement Date;
SECTION 11.    Amendment to Section 20. Effective as of the date hereof, Section 20 of the Agreement shall be amended by replacing the heading “TERMINATION OF KFW

GUARANTEE” with the heading “TERMINATION OF KFW GUARANTEES” and by replacing the phrase “the KfW Guarantee” with the phrase “either of the KfW Guarantees”.
SECTION 12.    Amendment as to Anti-Corruption and Sanctions. Effective as of the date hereof, the following text shall be inserted in the Agreement as new Article 27:
27.    ANTI-CORRUPTION; SANCTIONS
27.1    Definitions. In this Article 27:
“Anti-Corruption Laws” means all United States laws, rules, and regulations applicable to the Funding Seller or its Subsidiaries or any T-Mobile Party or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, and any economic sanctions regulations administered and enforced by OFAC or the U.S. Department of State.
“OFAC” means the Office of Foreign Assets Control of the United States Department of Treasury.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions, including, without limitation, as of the Amendment Effective Date, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria.
“Sanctioned Person” means, at any time, any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State.
“Sanctions” means economic, financial or other sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.
“T-Mobile Party” means any member of the T-Mobile Group, other than the Funding Seller, that is a party to any of the Transaction Documents.
27.2    Representation of Performance Guarantor as to T-Mobile Parties. The Performance Guarantor hereby represents and warrants to each of the Purchasing Entities that, as of the Amendment Effective Date and each Purchase Date thereafter:
(a)    policies and procedures have been implemented and maintained by or on behalf of each T-Mobile Party that are designed to achieve compliance by it and its Subsidiaries, directors, officers, and employees with Anti-Corruption Laws and applicable Sanctions, and each T-Mobile

Party, its Subsidiaries and their respective officers and employees and, to the best knowledge of such T-Mobile Party, its Affiliates, officers, employees, and directors acting in any capacity in connection with or directly benefiting from the purchase facility established hereby, are in compliance with Anti-Corruption Laws and applicable Sanctions, in each case in all material respects;
(b)    no T-Mobile Party nor any of their respective Subsidiaries or, to the knowledge of such T-Mobile Party, any of its Affiliates, directors, officers, or employees, that will act in any capacity in connection with or directly benefit from the purchase facility established hereby, is a Sanctioned Person; and
(c)    no T-Mobile Party nor any of their respective Subsidiaries is organized or resident in a Sanctioned Country.
27.3    Affirmative Covenant of Performance Guarantor as to T-Mobile Parties. The Performance Guarantor shall cause policies and procedures to be maintained and enforced by or on behalf of each T-Mobile Party that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in such T-Mobile Party’s reasonable judgment, by it and each of its Subsidiaries and their respective directors, officers, and employees with Anti-Corruption Laws and applicable Sanctions. The Performance Guarantor shall ensure that no proceeds of the sale of any Purchased Receivable by any T-Mobile Party are used in a manner that causes such T-Mobile Party to violate Anti-Corruption Laws or results in the violation of any Sanctions that are applicable to such T-Mobile Party.
27.4    Negative Covenant of Performance Guarantor as to T-Mobile Parties. The Performance Guarantor shall cause each of the T-Mobile Parties, their respective Subsidiaries and its and their respective directors, officers and employees not to use the proceeds of the sale of any Purchased Receivable (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent that doing so would result in the violation of any Sanctions that are applicable to such T-Mobile Party.
27.5    Representation of Funding Seller. The Funding Seller hereby represents and warrants to each of the Purchasing Entities that, as of the Amendment Effective Date and each Purchase Date thereafter:
(a)    policies and procedures have been implemented and maintained by the Funding Seller or on its behalf that are designed to achieve compliance by it and its Subsidiaries, directors, officers, and employees with Anti-Corruption Laws and applicable Sanctions, and the Funding Seller, its

Subsidiaries and their respective officers and employees and, to the best knowledge of the Funding Seller, its Affiliates, officers, employees, and directors acting in any capacity in connection with or directly benefiting from the purchase facility established hereby, are in compliance with Anti-Corruption Laws and applicable Sanctions, in each case in all material respects;
(b)    neither the Funding Seller nor any of its Subsidiaries or, to the knowledge of the Funding Seller, any of its Affiliates, directors, officers, or employees, that will act in any capacity in connection with or directly benefit from the purchase facility established hereby, is a Sanctioned Person; and

(c)    neither the Funding Seller nor any of its Subsidiaries is organized or resident in a Sanctioned Country.
27.6    Affirmative Covenant of Funding Seller. Policies and procedures shall be maintained and enforced by or on behalf of the Funding Seller that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in its reasonable judgment, by it and each of its Subsidiaries and their respective directors, officers, and employees with Anti-Corruption Laws and applicable Sanctions. No proceeds of the sale of any Purchased Receivable by the Funding Seller shall be used in a manner that causes it to violate Anti-Corruption Laws or results in the violation of any Sanctions that are applicable to it.
27.7    Negative Covenant of Funding Seller. The Funding Seller shall not use, and shall cause its Subsidiaries and its and their respective directors, officers and employees not to use, the proceeds of the sale of any Purchased Receivable (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent that doing so would result in the violation of any Sanctions that are applicable to the Funding Seller.
SECTION 13.    Amendments to Annex 3.
A.    Effective as of the date hereof, the Maximum Percentage set forth opposite the reference to each of the following states in the table in clause (dd) of Annex 3 of the Agreement shall be amended as follows:

State	Maximum Percentage
MS	0.50%
KY	1.50%
NC	3.00%
TN	2.00%
SC	2.50%

B.    Effective as of the date hereof, the following clause shall be added at the end of Annex 3:
(ff)    The Obligor of such Receivable is not a Sanctioned Person (as such term is defined in Article 24).
SECTION 14.    Amendment to Annex 4. Effective as of the date hereof, Annex 4 of the Agreement shall be amended and restated in its entirety to read as follows:
ANNEX 4
ORIGINATORS

Name	Jurisdiction of Organization	Address
As of the Closing Date:

T-Mobile West LLC	Delaware	12920 SE 38th Street Bellevue, Washington 98006
T-Mobile Central LLC	Delaware	12920 SE 38th Street Bellevue, Washington 98006
T-Mobile Northeast LLC	Delaware	12920 SE 38th Street Bellevue, Washington 98006
T-Mobile South LLC	Delaware	12920 SE 38th Street Bellevue, Washington 98006

As of the Amendment Effective Date:

Powertel/Memphis, Inc.	Delaware	12920 SE 38th Street Bellevue, Washington 98006
Triton PCS Holdings Company L.L.C.	Delaware	12920 SE 38th Street Bellevue, Washington 98006
SECTION 15.    Representations and Warranties. Each of the parties hereto hereby represents and warrants that this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to the general principals of equity.

SECTION 16.    Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and reaffirmed by the parties hereto. All references to the Agreement shall be deemed to mean the Agreement as modified hereby. The parties hereto agree to be bound by the terms and conditions of the Agreement as amended by this Amendment, as though such terms and conditions were set forth herein.
SECTION 17.    Miscellaneous.
A.    The section headings in this Amendment are for reference only and shall not affect the construction of this Amendment.
B.    This Amendment may be executed by different parties on any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute on and the same agreement.
C.    This Amendment may not be amended or otherwise modified except as provided in the Agreement.
D.    THIS AMENDMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY THERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO OTHERWISE APPLICABLE PRINCIPALS OF CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
[Signature pages to follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
T-MOBILE AIRTIME FUNDING LLC, as Funding Seller

By: /s/ J. Braxton Carter
Name: J. Braxton Carter
Title: Executive Vice President & Chief Financial Officer

[Signature Page to Fourth Amendment to Master Receivables Purchase Agreement]

BILLING GATE ONE LLC, as Purchaser

By: Billing Gate One Trust, as Manager

By: Wells Fargo Delaware Trust Company, National Association, solely as Trustee and not in its individual capacity

By: /s/ Sandra Battaglia
Name: Sandra Battaglia
Title: Vice President

[Signature Page to Fourth Amendment to Master Receivables Purchase Agreement]

LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE, as a Bank Purchaser and Bank Purchasing Agent

By: /s/ Bjoern Mollner
Name:Bjoern Mollner
Title:VP

By:/s/ Björn Reinecke
Name:Björn Reinecke
Title:Authorized Signatory

[Signature Page to Fourth Amendment to Master Receivables Purchase Agreement]

T-MOBILE PCS HOLDINGS LLC, as Servicer

By: /s/ J. Braxton Carter
Name: J. Braxton Carter
Title: Executive Vice President & Chief Financial Officer

[Signature Page to Fourth Amendment to Master Receivables Purchase Agreement]

T-MOBILE US, INC., as Performance Guarantor

By: /s/ J. Braxton Carter
Name: J. Braxton Carter
Title: Executive Vice President & Chief Financial Officer

[Signature Page to Fourth Amendment to Master Receivables Purchase Agreement]

ACKNOWLEDGED AND ACCEPTED:
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., DÜSSELDORF BRANCH

By: /s/ M. Escott
Name: M. Escott
Title: Head of Securitization

By: /s/ Tsuyoshi Yamoto
Name: Tsuyoshi Yamoto
Title: Director

[Signature Page to Fourth Amendment to Master Receivables Purchase Agreement]

ACKNOWLEDGED AND ACCEPTED:
KFW IPEX-BANK GMBH

By: /s/ Sven Wabbels
Name: Sven Wabbels
Title: Director

By: /s/ Sebastian Eberle
Name: Sebastian Eberle
Title: Vice President

[Signature Page to Fourth Amendment to Master Receivables Purchase Agreement]